EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in Registration Statement Nos. 333-40838, 333-40846, 333-40868, 333-66390, 333-101201, 333-102039, 333-107628 and 333-110847 of Capstone Turbine Corporation on Form S-8 and Registration Statement No. 333-102036 of Capstone Turbine Corporation on Form S-3 of our reports dated June 14, 2004 appearing in this Annual Report on Form 10-K for the year ended March 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
June 14, 2004

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